UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: October 27, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
AmerUs Group Co. (“Company”) provided notice to participants in certain Company retirement plans of a future suspension in trading in Company common stock investments in such plans that will result from completion of the closing of the acquisition of the Company by Aviva plc (“Acquisition”) and related payments to plan participants in exchange for such Company common stock investments. The Company also provided notice to its directors and executive officers of such upcoming suspension and their inability to trade in Company common stock or stock-based securities during the suspension. Given that completion of the Acquisition remains subject to receipt of certain governmental and regulatory approvals as well as customary closing conditions, the Company is unable to determine the dates on which the suspension will begin and end. During the suspension and for a period of two years after the suspension has ended, security holders of the Company or other intrested parties may obtain, without charge, information regarding the beginning and ending dates of the suspension by contacting the Company, Attention: Corporate Secretary, 699 Walnut Street, Des Moines, Iowa, 50369-3948 (telephone number (515) 362-3600). Both notices are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated into this Item 5.04 by reference.
Item 9.01 (c) Exhibits.

99.1	Notices to Retirement Plan Participants and Directors and Executive Officers Regarding Suspension of Trading in AmerUs Group Co. Common Stock

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Christopher J. Littlefield
Christopher J. Littlefield
Executive Vice President, and General Counsel

Dated: October 30, 2006

EXHIBITS

Exhibit No.	Description

99.1	Notices to Retirement Plan Participants and Directors and Executive Officers Regarding Suspension of Trading in AmerUs Group Co. Common Stock